UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2006

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

100 Wall Street
New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.                                          Entry into a Material Definitive Agreement.

On February 24, 2006, GFI Group Inc. (the “Company”) and GFI Holdings Limited, as Borrowers, certain subsidiaries of the Company as Guarantors, various Lenders, Bank of America, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, The Royal Bank of Scotland PLC, as Documentation Agent, Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, entered into an Amended and Restated Credit Agreement (the “Credit Agreement”).  The Credit Agreement is a five-year $135 Million Credit Facility, which replaces the existing $80 Million Credit Agreement entered into on August 23, 2004 (the “2004 Credit Agreement”) that would have matured in August 2007.  The Credit Agreement provides for revolving loans and the issuance of letters of credit.  The Credit Agreement contains an overall limit on outstanding loans in currencies other than U.S. dollars equal to the lesser of the aggregate revolving commitments and $70 Million.

Interest rates on borrowings under the Credit Agreement are based on either the Federal Funds Rate, the prime rate or LIBOR.  The Borrowers may prepay the outstanding aggregate principal amount, in whole or in part, at any time, subject to certain restrictions. The Credit Agreement also includes customary mandatory prepayment provisions which are triggered when certain events occur, for example, the Company inadvertently exceeding the sub-commitment limits for any currency.  The Credit Agreement and related documents contain customary financial covenants and default provisions.

This Credit Agreement replaces the 2004 Credit Agreement, which has now been terminated.  All letters of credit outstanding and all outstanding obligations under the 2004 Credit Agreement were terminated and replaced or rolled into and became obligations under the Credit Agreement as of the closing date.

A copy of the Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 1.02.                                          Termination of a Material Definitive Agreement.

On February 24, 2006, in conjunction with the entrance into the new Credit Agreement described above, that certain 2004 Credit Agreement, dated as of August 23, 2004, among GFI Group Inc. (the “Company”) and GFI Holdings Limited, as Borrowers, certain subsidiaries of the Company as Guarantors, various Lenders, Bank of America, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager, was terminated.  The 2004 Credit Agreement was a $80 Million credit agreement that was prepayable subject to standard breakage provisions, if any, and was scheduled to mature in August 2007.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations is hereby incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)Exhibits:

Exhibit	Description

10.1

Amended and Restated Credit Agreement, dated as of February 24, 2006, among GFI Group Inc. (the “Company”) and GFI Holdings Limited, as Borrowers, certain subsidiaries of the Company as Guarantors, various Lenders, Bank of America, N.A., as Administrative Agent, Barclays Bank PLC, as Syndication Agent, The Royal Bank of Scotland PLC, as Documentation Agent, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: February 28, 2006	By:	/s/ James A. Peers
	Name:	James A. Peers
	Title:	Chief Financial Officer